CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLCE OF INCORPORATION
                                       OF
                          SWAN VALLEY SNOMOBILES, INC.


     Pursuant to the applicable provisions of the Nevada Business Corporations Act. Swan Valley Snowmobiles, Inc. (the "Corporation") adopts the following Articles of Amendment to Its Articles of Incorporation:

     FIRST:     The  present name of the Corporation Is Swan Valley Snowmobiles,
     ------
Inc.

     SECOND:          The  following  amendment to its Articles of Incorporation
     -------
were adopted by the board of directors and by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.

The  Article  entitled  ARTICLE  I  -  NAME,  is  amended  to  nod  as  follows:

                                ARTICLE I - NAME

the  name  of  the  corporation  shall  be:  Nettaxi,  Inc.

     THIRD:     The Corporation has effectuated, effective with the commencement
     ------
of business an Wednesday, September 30, 1998, a 1.515 to 1 reverse stock split as to its shares of common outstanding as of the as of business on September 28, 1998, which decreases the outstanding shares as of that daft from 1,000,000 shares to 660,000 shares. The forward split shall not change the number of shares of common share authorized for Issuance by the Corporation.

     FOURTH:     The  number  of  shares  of  the  Corporation  outstanding  and
     -------
entitled  to  vote  at the time of the adoption of said amendment was 1,000,000.

     FIFTH:     The  number  of  shares  voted  for  such amendments was 925,700
     ------
(92.6%)  and  no  shares  were  voted  against  such  amendment.

DATED  this  22nd  day  of  September,  1998.
             ----

SWAN  VALLEY  SNOWMOBILES,  INC.

By:  /s/  Brenda  White
     ------------------
          Brenda  White,  President  /  Secretary

VERIFICATION
------------

STATE  OF  UTAH            )
                           :  SS
COUNTY  OF  SALT  LAKE     )

     The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Swan Valley Snowmobiles, Inc. that the undersigned has read the Certificate of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and stockholders of the Corporation.

                              /s/  Brenda  White
                              ------------------
                                   Brenda  White,  President  /  Secretary


STATE  OF  UTAH            )
                           :  SS
COUNTY  OF  SALT  LAKE     )

Before me the undersigned Notary Pubic in and for the said County and States, personally appeared to President and Secretary of Swan Valley Snowmobiles, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as their own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.

     IN WITNESS WHEREOF, I have set my hand and see this 22nd day of September, 1998.

                              /S/  THOMAS  G.  KIMBLE
                              -----------------------
                              NOTARY  PUBLIC

[NOTARY  SEAL]